Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Media Relations
media@hormel.com

Hormel Foods Announces Corporate Restructuring to Support Strategic Priorities and Long-Term Growth
AUSTIN, Minn., (Nov. 4, 2025) — Hormel Foods Corporation (NYSE: HRL), a Fortune 500 global branded food company, today announced a corporate restructuring designed to thoughtfully align resources with the organization’s strategic priorities, support future growth and strengthen the overall business.
To ensure the company remains efficient and well-positioned for long-term success, Hormel Foods has implemented a voluntary early retirement program for a portion of its non-plant workforce, is closing many open roles and will reduce certain positions across its office-based workforce. These actions are expected to result in the reduction of approximately 250 corporate and sales positions.
“We approached every decision with care and respect for our team members,” said Jeff Ettinger, interim chief executive officer, Hormel Foods. “Our focus is on providing support and resources to those impacted as they transition from the company.”
The restructuring reflects the company’s ongoing focus on balancing cost discipline with reinvestment in areas critical to its future.
“Hormel Foods remains focused on growth — and growth requires continued investment,” said John Ghingo, president, Hormel Foods. “We’re directing resources toward technology, innovation, food safety and quality, and the capabilities — including people capabilities — that will shape our future. We’re confident that our ongoing investments will strengthen our brands, improve efficiency and ensure Hormel Foods stays competitive and responsive to the needs of our consumers and customers.”
In connection with this restructuring, the company expects to incur restructuring charges in the range of $20-$25 million. Substantially, all the charges are expected to be related to one-time pension benefits, cash severance payments, stock compensation expenses, and employee benefit costs. Most of the charges are expected to be incurred in the fourth quarter of fiscal year 2025 and the first quarter of fiscal year 2026.
“Each person who is leaving has contributed to our organization, our culture and our success. We’re grateful for everything they’ve done,” Ettinger said.
About Hormel Foods – Inspired People. Inspired Food.™
Hormel Foods Corporation, based in Austin, Minnesota, is a global branded food company with approximately $12 billion in annual revenue. Its brands include PLANTERS®, SKIPPY®, SPAM®, HORMEL® NATURAL CHOICE®, APPLEGATE®,

JUSTIN’S®, WHOLLY®, HORMEL® BLACK LABEL®, COLUMBUS®, JENNIE-O® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of the best companies to work for by U.S. News & World Report, one of America’s most responsible companies by Newsweek, recognized by TIME magazine as one of the World’s Best Companies and has received numerous other awards and accolades for its corporate responsibility and community service efforts. The company lives by its purpose statement — Inspired People. Inspired Food.™ — to bring some of the world’s most trusted and iconic brands to tables across the globe. For more information, visit hormelfoods.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, which are based on the Company's current assumptions and expectations. These statements are typically accompanied by the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "project," "seek," "target," "will," "would," or similar words or expressions. The principal forward-looking statements in this press release include statements regarding the Company's corporate restructuring plan and related costs, planned investments, and future financial and operational performance.
All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes there is a reasonable basis for the forward-looking statements, its actual results could be materially different. The most important factors which could cause the Company's actual results to differ from its forward-looking statements include, but are not limited to, risks related to the deterioration of economic conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the risk of disruption of operations; the risk that the Company may fail to realize anticipated cost savings or operating profit improvements associated with strategic initiatives, including the Transform and Modernize initiative; risk of the Company's inability to protect information technology (IT) systems against, or effectively respond to, cyber-attacks, security breaches or other IT interruptions; food safety risks; fluctuations in commodity prices and availability of raw materials and other inputs; fluctuations in market demand for the Company's products; risks related to the Company's ability to respond to changing consumer preferences; damage to the Company's reputation or brand image; risks of litigation; risks associated with trade policies, export and import controls, and tariffs; and the other risks and uncertainties described in Item 1A – Risk Factors of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be accessed at www.hormelfoods.com in the "Investors" section. Though the Company has attempted to list comprehensively these important cautionary risk factors, the Company cautions that other factors may in the future prove to be important in affecting the Company's business or results of operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.